SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby Certify that CLEAR WATER MINING, INC did on February 10, 1977 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of the said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand And affixed the Great Seal of State, at my office, in Carson City, Nevada on February 11, 1997.

Dean Heller

Secretary of State

By

Certification Clerk

ARTICLES OF INCORPORATION

OF

STATE OF NEVADA

Clear Water Mining, Inc.

FEB 10 1997 The UNDERSIGNED. to form & corporation under chapter 78
C271497 of the Nevada Revised Statutes, Certify:

1. NAME; The name of this corporation is;

Clear Water Mining, Inc.

11. RESIDENT AGENT: The name and address of the corporation's initial resident agent is:

RITE. INC. with address at:
1905 S. Eastern Ave., Las Vegas, NV.

The Corporation may also maintain an office or offices at such other places within or outside of the state of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted and meetings of Directors and stockholders held outside the state of Nevada the same as in the state of Nevada.

III. PURPOSE: The nature of the business or object or purposes proposed to be transacted, promoted or carried on by the Corporation is to engage in any lawful practice or activity.

IV. CAPITAL STOCK: The total authorized capital stock of the Corporation shall be:

50,000,000 shares of Common stock,$0.001 par value.

V. The Corporation is to have perpetual existence.

VI. LIABILITY: This Corporation contains Provisions eliminating or limiting personal liability of a director. officer or stockholders for damages for breach of fiduciary duty but does not eliminate or limit the liability of a director, officer or stockholders for:

(a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law.

(b) The payment of dividends in violation of NRS 78.300.

VII. INCORPORATOR: The name and address of the incorporator(s) of this corporation in as follows:

Dolores J. Passaretti, 1905 S. Eastern Ave., Las Vegas, NY 89104

IN WITNESS WHEREOF, The incorporator does set his/her hand this 10th day of February, 1997

Dolores J. Passaretti

STATE Nevada)
COUNTY Clark)

On this 10th day of February19 97 the undersigned personally appeared before me, a Notary Public, in and for said County and State.

Dolores J. Passaretti

Known to be the persons described in and who executed the foregoing instrument, who acknowledged to we that they executed the some freely and voluntarily and for the uses and purposes mentioned.

IN WITNESS WHEREOF,
I have hereunto set my hand
and affixed my official seal this 10th day of February 19 97.

Notary Public

NOTARY PUBLIC
STATE OF NEVADA
County of Clark

Noel D. Farmer
NOAL D. FARMER

My Commission Expires July 8, 2000

VII. RESIDENT AGENT:
(Corp.) Clear Water Mining, Inc.
I RITE. INC, hereby certify that on the 10th day of February 1997 I accepted the appointment as Resident Agent of the above entitled Corporation in accordance with Sec. 78.090, NRS 1957. Furthermore, that the registered office in this state is located at:

1905 S. Eastern Ave., Las Vegas, Clark, Nevada 89104

IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of February 1997.

VIII. DIRECTORS: The governing board of the corporation Shall consist of one or more, with the exact number to be fixed by the By-laws of the Corporation, provided the number so fixed by the By-laws may be increased or decreased from time to time. Directors of the Corporation need not be stockholders provided by NRS 78.115. The names and addresses of the first Board of Directors of the Corporation which are; Three

(1) Gulftermo Ibarra Valencia, Calle Isalco, #1003, Fraccronamlento Panaramico Chihuahua,Mexico 31140

(2) Fidel Gonzalez, Felix Sorra y Coahuita, #173, Altos Dos Desocho 2 Colonra Centro, Hermosmo, Sonora, Mexico 333M

(3) Antal (Tony) Markus, 11644 Seymour_Rd., Winfield, B.C., Canada V4V IX9

The Directors shall have the power to make and alter the By-laws of the Corporation. By-laws so made can be altered, amended or repealed by the Directors and shareholders at any meeting called and held for the purpose

STATE OF NEVADA Secretary of State
I hereby certify that this Is a true and complete COPY of the Document as filed in this office.

FEB 10 1997

Dean Heller
Secretary of State

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(Before Payment of capital, or issuance of stock, Filed by:

FILED Dolores J. PASSARETTI

IN THE OFFICE OF THE incorporator or director name of incorporator or director
.SECRETARY OF STATE OF THE STATE OF NEVADA
certify that:

APR 03 1997

1 . They constitute at LEAST two-thirds of the original incorporators or of the

directors of Clear Water Mining, Inc., a Nevada Corporation

2. The original Articles were filed in the Office of the Secretary of State on FEBRUARY 10th, 1997

3. As of the date of this certificate. no stock of the corporation has been issued.

4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

Article I -is amended to read as follows:

The company name is amended to:

Clear Water Mining Co.

State of -NEVADA,
County of CLARK

On APRIL3, 1997 personally appeared before me, Noel D. Farmer a Notary Public DOLORES J. PASSARETTT, who acknowledged that they executed the above instrument

STATEOFNEVADA
County of Clark
NOAL D.FARMER
My Commission expires. July 8. 2000...

FILED
In the office of the Secretary of State
STATE OF NEVADA